                                                                 Exhibit 22
                                                                 ----------
                                                                 Page 1 of 2

                        REPORT OF INSPECTOR OF ELECTION
                         FOR ADVO, INC. ANNUAL MEETING
                           HELD ON JANUARY 20, 1994


The undersigned, appointed as Inspector of Election, hereby reports and certifies the following results based on the proxies voted at the Annual Meeting of shareholders on January 20, 1994.

Shares Voted:          19,922,983        90.71%

The following votes of common stock were cast:

                                 For Directors
                                 -------------


              Durrett      Fritz     Kamerschen    Morris     Rockwell
             ----------  ----------  ----------  ----------  ----------
Votes in
Favor        19,581,057  19,581,819  19,587,749  19,587,749  19,587,749

Votes
Withheld        341,926     341,164     335,234     335,234     335,234


             Lachman     Newman      Stowe       Vogelstein
             ----------  ----------  ----------  ----------
Votes in
Favor        19,587,329  19,587,749  19,587,749  19,587,624

Votes
Withheld        335,654     335,234     335,234     335,359


                    Proposition 2, Approval of Amendments to
                    ----------------------------------------
              the 1988 Non-Qualified Stock Option Plan, as amended
              ----------------------------------------------------

                     Common
                   ----------
Votes in Favor     17,782,848  80.96%
Votes Against       1,665,420   7.59%
Abstain               338,179   1.54%
No Vote               136,536    .62%

                         Proposition 3, Approval of the
                         ------------------------------
                           1993 Stock Option Subplan
                           -------------------------

Votes in Favor     17,716,277  80.66%
Votes Against       1,732,708   7.89%
Abstain               337,462   1.54%
No Vote               136,536    .62%


                                                                 Exhibit 22
                                                                 ----------
                                                                 Page 2 of 2

                 Proposition 4, Ratification of the Appointment
                 ----------------------------------------------
             of Ernst & Young, Independent Auditors for Fiscal 1994
             ------------------------------------------------------


                     Common
                   ----------

Votes in Favor     19,897,861  90.59%
Votes Opposed          18,827    .09%
Abstain                 6,295    .03%
No Vote                   -0-     -0-







                                     /s/ JOHN J. BORYCZSKI
                                     ----------------------------
                                     John J. Boryczki
                                     Assistant Vice President